Exhibit 10.4

Execution Version

Consent to joinder agreement

August 9, 2022

Perfect Corp.

14F, No 98, Minchuan Road

Shindian District, New Taipei City 231

Taiwan

Attention: Alice Chang; Daniel Lee

Email: alice@perfectcorp.com; Daniel_lee@perfectcorp.com

Sullivan & Cromwell (Hong Kong) LLP

20th Floor, Alexandra House

18 Chater Road, Central

Hong Kong

Attention: Ching-Yang Lin

Email: linc@sullcrom.com

Re: Joinder Agreement to that certain Forward Purchase Agreement

Ladies and Gentlemen:

Reference is made to that certain Agreement and Plan of Merger, dated as of March 3, 2022, by and among Provident Acquisition Corp., a Cayman Islands exempted company with limited liability (“PAQC”), Perfect Corp., a Cayman Islands exempted company with limited liability (the “Company”), Beauty Corp., a Cayman Islands exempted company with limited liability and a wholly-owned direct Subsidiary of the Company and Fashion Corp., a Cayman Islands exempted company with limited liability and a wholly-owned direct Subsidiary of the Company (as amended, the “Business Combination Agreement”).

Further reference is made to that certain Forward Purchase Agreement, dated as of December 15, 2020 (as amended, the “Forward Purchase Agreement”), by and among PAQC and PT Nugraha Eka Kencana (the “Transferor”) and that certain Joinder Agreement in the form attached hereto as Annex A (the “Joinder Agreement”), pursuant to which the Transferor will transfer and assign its rights and obligations under the Forward Purchase Agreement pursuant to the Forward Purchase Agreement and the Joinder Agreement.

Pursuant to Section 8.01 of the Business Combination Agreement, PAQC hereby requests the consent and agreement of the Company for PAQC to enter into the Joinder Agreement and the transactions contemplated thereunder.

If the Company agrees to the foregoing, please countersign a copy of this letter in the space indicated below and return such countersigned copy to PAQC.

[Signature Pages Follow]

Yours faithfully,
PROVIDENT ACQUISITION CORP.

By:	/s/ Michael Aw
Name:	Michael Aw
Title:	Director

[Signature Page to Consent to Joinder Agreement]

Agreed and acknowledged by:
PERFECT CORP.

By:	/s/ Alice H. Chang
Name:	Alice H. Chang
Title:	Chief Executive Officer

[Signature Page to Consent to Joinder Agreement]

ANNEX A

JOINDER AGREEMENT

JOINDER AGREEMENT

The undersigned (“Transferee”) is executing and delivering this Joinder Agreement (the “Joinder Agreement”) pursuant to Section 7 of the Forward Purchase Agreement, dated as of December 15, 2020 (as the same may hereafter be amended, the “Forward Purchase Agreement”), by and between Provident Acquisition Corp., a Cayman Islands exempted company (the “Company”) and PT Nugraha Eka Kencana (the “Transferor”). Capitalized terms used but not otherwise defined herein shall have the meanings provided in the Forward Purchase Agreement.

The Transferee hereby represents and warrants to the Company and acknowledges and agrees with the Company, as of the date of this Joinder Agreement, each of the representations and warranties of the Transferor set forth in the Forward Purchase Agreement as if made by the Transferee mutatis mutandis.

The Transferor hereby acknowledges and agrees that, notwithstanding any provisions to the contrary contained in the Forward Purchase Agreement, this Joinder Agreement shall not release Transferor in whole or in part from any of its liabilities and obligations under the Forward Purchase Agreement if Transferee fails to pay, perform, satisfy or discharge in full, as the same become due, any such liability or obligation. Transferor hereby agrees to be bound by any amendment to the Forward Purchase Agreement after the date of this Joinder Agreement which is executed by the Transferee. In furtherance of the foregoing, it is specifically understood and agreed that in the event of default by Transferee under the Forward Purchase Agreement, the Company shall be entitled to commence any action or proceeding against Transferor or otherwise exercise any available remedies at law or in equity to enforce the provisions of the Forward Purchase Agreement against Transferor without first commencing any action or otherwise proceeding against Transferee or any other party, or otherwise exhausting all of its available remedies against Transferee or any other party.

By executing and delivering this Joinder Agreement to the Transferor and the Company, and upon acceptance hereof by the Transferor and the Company upon the execution of a counterpart hereof, the number of the Forward Purchase Shares and the Forward Purchase Warrants (collectively, the “Transferee Securities”) to be purchased by the Transferee, and the aggregate purchase price to be paid by the Transferee, shall be as set forth on the signature page to this Joinder Agreement next to the line items “Number of Forward Purchase Shares,” “Number of Forward Purchase Warrants,” and “Aggregate Purchase Price for Forward Purchase Units,” respectively, and the Transferee shall have all the rights and obligations of the Transferor under the Forward Purchase Agreement with respect to the Transferee Securities.

Accordingly, the number of Forward Purchase Shares and Forward Purchase Warrants to be purchased by the Transferor under the Forward Purchase Agreement shall be reduced, respectively, by the total number of the Forward Purchase Shares and the Forward Purchase Warrants to be purchased by the Transferee, and the “Number of Forward Purchase Shares,” “Number of Forward Purchase Warrants” and “Aggregate Purchase Price for Forward Purchase Units” on the Transferor’s signature page to the Forward Purchase Agreement shall hereby be updated pursuant to the Schedule A hereof.

[Signature Page Follows]

Accordingly, the Transferee has executed and delivered this Joinder Agreement as of the ____________ day of ____________, 2022.

TRANSFEREE:	Address for Notices:
Baltimore Investments Ltd	Campbells Corporate Services Limited,
Floor 4, Willow House,
Cricket Square, Grand Cayman
KY-9010, Cayman Islands
By:
Name: Lany Djuwita Wong	Email:
Title: Director	lany.wong@consolidatedholdco.com

By:
	Name: Laura Tzu-Jung Lu Hultquist	Email: lauraluhultquist@gmail.com
Title: Director

Number of Forward Purchase Shares:	1,000,000
Number of Forward Purchase Warrants:	500,000
Aggregate Purchase Price for Forward Purchase Units:	$10,000,000

Accepted and agreed to by:

TRANSFEROR:
PT Nugraha Eka Kencana

By:
Name: Devin Wirawan
Title: President Director

By:
Name: Lany Djuwita Wong
Title: Director

COMPANY:
PROVIDENT ACQUISITION CORP.

By:
Name: Michael Aw
Title: Director

SCHEDULE A

The following transfers of a portion of the original number of Forward Purchase Shares and Forward Purchase Warrants have been made:

Date of Transfer	Transferee	Number of Forward Purchase Shares Transferred	Number of Forward Purchase Warrants Transferred	Transferor Revised Number of Forward Purchase Shares	Transferor Revised Number of Forward Purchase Warrants	Transferor Revised Aggregate Purchase Price for Forward Purchase Units
______________, 2022	Baltimore Investments Ltd	1,000,000	500,000	-	-	-